Arcadia Biosciences (RKDA) Announces Fourth-Quarter and Full-Year 2020 Financial Results and Business Highlights

– Record revenues, up six-fold over prior year –

– Strong balance sheet entering 2021 –

– Expanded product offerings –

DAVIS, Calif. (March 30, 2021) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, today released its financial and business results for the fourth quarter and full year of 2020.

“2020 was a remarkable year for Arcadia, as we achieved record revenues and greatly strengthened our financial wherewithal, said Matt Plavan, CEO of Arcadia. “We also established new direct-to-consumer sales channels, introduced new consumer products, enhanced our IP portfolio and fundamentally evolved to a viable commercial enterprise.

“All of this progress in 2020, despite the pandemic, underscores our agility, fortitude and commitment to advancing the transformation of our proprietary innovations into good-for-you foods and wellness products that both fulfill our mission – Healthy people. Healthy planet. – and bring superior returns to our shareholders,” he continued. “We enter 2021 well-funded, well-equipped and highly enthusiastic.”

2020 Key Operating and Business Highlights

GoodWheatTM Platform of Non-GMO Specialty Wheat Ingredients

During 2020, consumer demand for pantry staples like pasta and flour increased significantly, as did e-commerce as a means of consumer procurement, which bodes well for Arcadia’s strategy decision to focus on direct-to-consumer sales for GoodWheat, both on-line and through direct retail. The company began developing the necessary capabilities to access consumers more broadly via e-commerce and retail channels in 2021.

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Partnership with Three Farm DaughtersTM to Develop and Market GoodWheat Products.  Arcadia announced a strategic business venture with Three Farm Daughters, a majority female-owned North Dakota-based consumer food company, to develop and market food products using Arcadia’s patented non-GMO GoodWheat technology. The companies launched multiple Three Farm Daughters-branded food products, including pastas and flour, that leverage the enhanced nutritional profiles of GoodWheat ingredients. In Q4 of 2020 Arcadia began designing the fundamental building blocks for a successful e-commerce and retail strategy for its GoodWheat pastas and flour, initiating online sales through the Three Farm Daughters website, Amazon and retail sales with a regional grocery chain in North Dakota and Minnesota. This entailed the development of 1) the “powered by” GoodWheat brand positioning, 2) the development of the Three Farm Daughters consumer brand positioning, 3) Design of the back-end e-commerce website functionality, as well as aligning the co-manufacturing supply chain and consumer packaging design. GoodWheat pastas and flour are now being sold in 38 regional grocers and retail stores throughout North Dakota and Minnesota. A sales channel partner was identified to develop a strategy for optimizing distribution and building retail sales in 2021.

●

Collaboration with GoodMills to Sell GoodWheat in Europe. Through a collaboration with GoodMills Innovation, an affiliate of GoodMills Group, Europe’s largest milling company, Arcadia plans to commercialize GoodWheat varieties across Europe, introducing uniquely healthy products for the retail, consumer and food service sectors beginning in 2021. GoodMills Innovation is recognized as one of the world’s leading innovators in grain-based ingredients that are both highly functional and nutritional.

●

Expansion of Intellectual Property Protection for GoodWheat Portfolio. Arcadia strengthened its intellectual property and GoodWheat technology portfolio with 10 additional patents in 2020. The new patents bring the total number of patents in Arcadia’s GoodWheat portfolio of non-GMO wheat varieties to 28. Key patents include U.S. patents for extending the shelf life of whole wheat by minimizing hydrolytic and oxidative rancidity, a U.S. patent for an allele that improves yield in high fiber, resistant starch wheat, and U.S. and Australian patents for non-GMO herbicide tolerant wheat. The company also received notices of allowance for three additional patents extending earlier claims surrounding the extended shelf life of wheat and reduced gluten grains.

GoodHempTM Portfolio of Genetically Superior Hemp Seeds

Despite the opaque regulatory framework for CBD in 2020, industry expectations for hemp derived products remains exceptional. Significant fundamentals were established to enable the company to serve the CBD hemp seed and extract markets as expected regulations governing commerce are implemented.

●

Acquisition of Innovative Hemp Seed Breeding Company.  Arcadia closed a transaction with Industrial Seed Innovations (ISI), an Oregon-based industrial hemp breeding and seed company, to acquire its commercial and genetic assets, including seed varieties, germplasm library and intellectual property. ISI’s popular Rogue and Umpqua seed varieties became part of Arcadia’s GoodHemp portfolio of genetically superior hemp seeds, transplants and extracts. The acquisition significantly broadens and accelerates commercialization of Arcadia’s hemp-related breeding platform and established a breeding research and development facility in the Pacific Northwest, a key hemp production area.

●

Tritium 3H to Distribute GoodHemp in Canada.  In the fourth quarter of 2020, Arcadia signed a distribution agreement with Tritium 3H, Inc. (T3H), a Canadian hemp seed company that specializes in hemp field testing, certified seed production, commercialization and distribution of industrial hemp varieties for the Canadian market. T3H will distribute Arcadia’s GoodHemp seed varieties and genetics in Canada once they have been certified by the Association of Official Seed Certifying Agencies (AOSCA) and Health Canada. This agreement solidifies Arcadia’s plans to accelerate the commercialization of its hemp genetics internationally and affirms market demand for the GoodHemp portfolio of superior hemp varieties.

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Archipelago VenturesTM Partnered with Vivion Specialties, Inc®. to Distribute Hawaiian Hemp Products in North America. Archipelago Ventures, a joint venture between Arcadia and Legacy Ventures Hawaii, announced a new partnership with Vivion Specialties, Inc. (VSI), a North American specialty ingredient supplier in the first quarter of 2020. VSI will serve as Archipelago’s North American distributor, managing the stateside marketing and sales of sun-grown Hawaiian hemp ingredients in key markets like food and beverage, human and pet nutrition and personal care. VSI has a network of 18 sales regions in the U.S. and Canada and is known for its proprietary VivAssure® purity validation process, which tests every ingredient and provides a detailed Certificate of Analysis of its contents. The collaboration will deliver rigorously tested and lab-certified CBD ingredients, providing high quality and transparency for discerning retailers and shoppers throughout North America.

HB4® Drought and Herbicide Tolerant Soybeans

The strategic transaction with Bioceres provided a number of favorable results for Arcadia including, significant non-dilutive liquidity, a strong return on investment, a reduction in forward research and development costs, and a streamlining of management focus towards the wheat and hemp businesses at a critical commercial inflection point.

●

Strategic Transactions with Bioceres Crop Solutions® (BIOX).  Arcadia closed a series of strategic transactions with BIOX in the fourth quarter, including the sale of its membership interest in Verdeca®, a soybean joint venture the two companies formed in 2012. In another transaction, Bioceres acquired license rights to Arcadia’s GoodWheat technologies in South and Central America, for which Arcadia will receive future royalties on all sales. Arcadia received $6 million in cash, including reimbursement of transaction-related expenses and fees, with an additional $2 million in cash to be paid upon achievement by Verdeca of specific regulatory and commercial milestones. Arcadia also received 1.875 million unregistered shares of BIOX common stock and trait royalties of up to $10 million on HB4 soybean sales.

Other 2020 Highlights

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Inclusion in Russell Microcap Index®. In June 2020, Arcadia joined the Russell Microcap Index (^RUMIC). Membership in the Index, which remains in place for one year, means automatic inclusion in the appropriate growth and value style indexes, which are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Arcadia’s inclusion in the Russell Microcap Index will increase investor awareness and broaden its investor base at a time when the company is focused on scaling revenues through the sales of GoodHemp and GoodWheat seed and grain, as well as the introduction of its Hawaiian CBD products in 2020.

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Financing Transactions Generated $17.3 Million in Gross Proceeds. Arcadia strengthened its balance sheet in 2020 through a common stock and warrant financing and two warrant exercise transactions totaling $17.3 million, providing additional cash resources to persevere through the headwinds of the COVID-19 pandemic. Proceeds from these transactions with current investors enabled the company to advance its growth strategy, fund product commercialization activities and transform its business through the potential acquisition of assets adding value and speed to its hemp products business.

Recent Highlights in 2021

Several achievements in the first quarter have positioned Arcadia well for shareholder value creation in 2021.

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GoodHemp Seed Varieties Earn AOSCA Certification.  Arcadia announced in February that four of its GoodHemp varieties – Rogue, Umpqua, Santiam and Potomac –  have all passed the rigorous standards of the national Association of Official Seed Certifying Agencies (AOSCA) variety review board. The variety review is conducted by representatives of seed certifying agencies, academia, the seed industry and USDA to make certain new varieties are distinct, uniform and stable. AOSCA certification signifies to the industry that GoodHemp seed is produced to the highest standards for genetic purity, uniformity, high germination and feminization rates and varietal identity. It also enables sales in states such as Florida, that require AOSCA certified hemp seed for planting.

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Leading Consumer Food Industry Executive Joins Board.  Debbie Carosella, a prominent consumer food industry executive, joined Arcadia’s board of Directors in February 2021. Carosella is the former CEO of Madhava Natural Sweeteners, a company that provides natural alternatives to refined sugars and artificial sweeteners. A recognized leader in the natural and organic food industry, she previously served as the senior vice president of innovation for Dean Foods/ WhiteWave Foods where she led the development of value-added brands across the company. Prior to that, Carosella was on the executive leadership team at ConAgra Foods where she was both a general manager and innovator for numerous brands in a multitude of food categories.

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$25.1 Million Private Placement Priced At the Market. In January 2021, Arcadia closed a private placement priced at-the-market with proceeds of $25.1 million. The funds will be used for general corporate purposes, including building Arcadia’s  global GoodWheat family of consumer brands, development of its e-commerce, direct-to-consumer digital marketing infrastructure to launch its Three Farm Daughters branded pasta and flour products, and to fund its Archipelago Ventures Hawaiian hemp cultivation and mainland CBD extraction operations.

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E-commerce and Retail Platforms Established for GoodWheat Pasta and Flour. Arcadia entered 2021 with a functioning e-commerce website, and an SEO and digital media marketing plan to begin the design, test, and prove cycles needed to confirm its e-commerce scale-up strategy. The company began that effort in mid-February of this year. Initial results were very favorable in driving traffic to the site, but initially, with sub-par sales conversion. Modifications were made to the SEO formulas and the company is now seeing much better conversion rates. Arcadia is continuing its optimization efforts and expects to substantially increase ad spend in late April and May in an effort to drive increased sales volumes.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three months ended Dec 31				Twelve months ended Dec 31
	2020	2019	Favorable/ (Unfavorable)		2020	2019	Favorable/ (Unfavorable)
			$	%			$	%
Total Revenues	7,130	416	6,714	1614%	8,034	1,169	6,865	587%
Total Operating Expenses	(339)	4,405	4,744	108%	20,812	20,550	(262)	(1)%
Income (Loss) From Operations	7,469	(3,989)	11,458	287%	(12,778)	(19,381)	6,603	34%
Net Income (Loss) Attributable to Common Stockholders	9,979	(6,243)	16,222	260%	(4,655)	(28,805)	24,150	84%

Revenues

Arcadia’s revenues for 2020 were predominately comprised of license revenue generated from the series of transactions executed with Bioceres in November 2020. The remaining revenues were largely the result of GLA product revenues. As expected, revenues from legacy sources continued to wind down during the year and revenues from new wheat and hemp products are poised for meaningful growth in 2021.

In the fourth quarter of 2020, revenues were $7.1 million, compared to $416,000 in the fourth quarter of 2019. Annual revenues for 2020 increased to $8.0 million from $1.2 million during the same period of 2019. The quarter-over-quarter and annual results were largely driven by the license revenue generated from Bioceres, along with higher GLA product revenues.

Operating Expenses

Operating expenses for the fourth quarter and year ended December 31, 2020 were $(0.3) million and $20.8 million, compared to $4.4 million and $20.6 million for the fourth quarter and year ended December 31, 2019. In the fourth quarter of 2020, operating expenses included an $8.8 million gain on the sale of its membership interests in Verdeca. Operating expenses for 2019 includes a $1.0 million non-cash fair value gain recognized during the fourth quarter. The non-cash gain was the result of a reduction in the fair value of Arcadia’s contingent consideration liability.

Research and development (R&D) spending increased by $214,000 and $826,000 for the fourth quarter and year end December 31, 2020 compared to the same periods in 2019, primarily due to additional hemp development activities and higher employee-related expenses, partially offset by less Verdeca-related costs.

General and administrative (SG&A) expenses for the fourth quarter and year ended December 31, 2020 were $1.6 million and $2.9 million higher than for the fourth quarter and year ended December 31, 2019, primarily the result of additional employee-related expenses, consulting fees and stock compensation expenses, as well as increased marketing and public relations activities.

Cost of product revenues was $1.2 million higher in the fourth quarter of 2020 than in the fourth quarter of 2019 due to the write down of hemp seed and wheat inventory and $4.3 million higher for the year for this reason, along with write-downs in previous quarters resulting from the destruction of hemp biomass and hemp seeds that did not meet quality specifications.

Net Loss Attributable to Common Stockholders

Net income for the fourth quarter of 2020 was $10.0 million, or a gain of $0.90 per share, compared to the $6.2 million loss recognized in the fourth quarter of 2019. Net loss for the year was $4.7 million, or ($0.47) per share, compared to the net loss of $28.8 million in 2019. Annual 2020 included $6.8 million of license revenue and $8.8 million of gain recognized on the sale of Verdeca to Bioceres as part of the transactions with Bioceres executed in the fourth quarter of 2020. There were no similar transactions during 2019. The change in the fair value of the common stock warrant liabilities for the year was a gain of $6.6 million in 2020 compared to a loss of $9.2 million in 2019, the difference driven by a lower ending stock price and fewer warrants outstanding at December 31, 2020 as compared to 2019

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, March 30, to discuss fourth-quarter and annual financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:   +1-844-243-4690

International Dial-In:     +1-225-283-0138

Passcode:                     3439747

A live webcast of the conference call will be available on the “Investors” section of Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) is a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients. The company’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. The company’s GoodHemp™  seed catalog delivers genetically superior hemp seeds, transplants and extracts, applying the company’s proprietary crop innovation technology, ArcaTech™, to an emerging crop. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to the company’s long-term financial success and ongoing plans, development and commercialization of products, hemp regulations, the use and adequacy of capital, company traits, and collaborations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ ability to develop and sell commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; the potential impact of COVID-19 on our business; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information that will be set forth in its Form 10-K for the year ended December 31, 2020, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

Arcadia Biosciences Contact:

Pam Haley

ir@arcadiabio.com

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$ 14,042	$ 8,417
Short-term investments	11,625	16,915
Accounts receivable	1,406	602
Inventories, net — current	3,812	1,794
Prepaid expenses and other current assets	811	712
Total current assets	31,696	28,440
Restricted cash	2,001	—
Property and equipment, net	3,539	1,799
Right of use asset	5,826	1,963
Inventories, net — noncurrent	3,485	364
Goodwill	408	—
Intangible assets, net	370	—
Other noncurrent assets	23	8
Total assets	$ 47,348	$ 32,574
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$ 4,105	$ 4,685
Amounts due to related parties	80	40
Debt – current	1,141	24
Unearned revenue — current	8	42
Operating lease liability – current	717	611
Other current liabilities	263	306
Total current liabilities	6,314	5,708
Debt – noncurrent	2,105	107
Operating lease liability – noncurrent	5,389	1,497
Common stock warrant liabilities	2,708	14,936
Other noncurrent liabilities	2,280	2,000
Total liabilities	18,796	24,248
Stockholders’ equity:
Common stock, $0.001 par value — 150,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 13,450,861 and 8,646,149 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.	54	49
Additional paid-in capital	239,496	214,826
Accumulated other comprehensive income	—	1
Accumulated deficit	(211,825)	(207,171)
Total Arcadia Biosciences stockholders’ equity	27,725	7,705
Non-controlling interest	827	621
Total stockholders' equity	28,552	8,326
Total liabilities and stockholders’ equity	$ 47,348	$ 32,574

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Revenues:
Product	$ 1,044	$ 814
License	6,801	67
Royalty	83	—
Contract research and government grants	106	288
Total revenues	8,034	1,169
Operating expenses (income):
Cost of product revenues	5,199	885
Research and development	7,960	7,098
Gain on sale of Verdeca	(8,814)	—
Change in fair value of contingent consideration	—	(1,000)
Selling, general and administrative	16,467	13,567
Total operating expenses	20,812	20,550
Loss from operations	(12,778)	(19,381)
Interest expense	(47)	(5)
Other income, net	740	466
Change in fair value of common stock warrant liabilities	6,570	(9,243)
Loss on extinguishment of warrant liability	(635)	—
Offering costs	—	(708)
Net loss before income taxes	(6,150)	(28,871)
Income tax provision	124	(2)
Net loss	(6,026)	(28,873)
Net loss attributable to non-controlling interest	(1,371)	(68)
Net loss attributable to common stockholders	$ (4,655)	$ (28,805)
Net loss per share attributable to common stockholders:
Basic and diluted	$ (0.47)	$ (4.53)
Weighted-average number of shares used in per share calculations:
Basic and diluted	9,959,018	6,363,112
Other comprehensive (loss) income, net of tax
Unrealized (losses) gains on securities	(1)	1
Other comprehensive (loss) income	(1)	1
Comprehensive loss attributable to common stockholders	$ (4,656)	$ (28,804)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (6,026)	$ (28,873)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant liabilities	(6,570)	9,243
Change in fair value of contingent consideration	—	(1,000)
Offering costs	—	708
Depreciation	632	194
Amortization of intangible assets	30	—
Lease amortization	1,048	708
(Gain) Loss on disposal of equipment	(8)	3
Net amortization of investment premium	(44)	(180)
Stock-based compensation	2,042	2,287
Gain on sale of Verdeca	(8,814)	—
Corporate securities received in exchange for license agreement	(4,318)	—
Unrealized gain on corporate securities	(656)	—
Write down of inventory	4,311	304
Loss on extinguishment of warrant liability	635	—
Deferred income taxes	(107)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,119)	(437)
Unbilled revenue	—	3
Inventories	(9,751)	(1,535)
Prepaid expenses and other current assets	39	(8)
Other noncurrent assets	(15)	(1)
Accounts payable and accrued expenses	(580)	2,102
Amounts due to related parties	40	11
Unearned revenue	(34)	(54)
Other current liabilities	(43)	42
Operating lease payments	(910)	(715)
Net cash used in operating activities	(30,218)	(17,198)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	8	16
Purchases of property and equipment	(2,335)	(1,477)
Proceeds from sale of Verdeca	3,153	—
Acquisitions, net of cash acquired	(500)	—
Purchases of investments	(1,292)	(28,358)
Proceeds from sales and maturities of investments	18,250	21,450
Net cash provided by (used in) investing activities	17,284	(8,369)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of offering costs relating to June 2018 Offering	—	(24)
Proceeds from issuance of common stock and warrants from June 2019 Offering	—	7,500
Payments of offering costs relating to June 2019 Offering	—	(663)
Proceeds from issuance of common stock and warrants from September 2019 Offering	—	10,000
Payments of offering costs relating to September 2019 Offering	—	(798)
Proceeds from issuance of common stock and warrants from December 2020 Offering	8,000	—
Payments of offering costs relating to December 2020 Offering	(652)	—
Proceeds from borrowings	3,108	—
Payments of transaction costs relating to extinguishment of warrant liability	(863)	—
Principal payments on notes payable	(34)	(8)
Proceeds from exercise of warrants	9,372	5,269
Proceeds from exercise of stock options and purchases through ESPP	51	21
Capital contributions received from non-controlling interest	1,578	689
Net cash provided by financing activities	20,560	21,986
Net increase (decrease) in cash, cash equivalents and restricted cash	7,626	(3,581)
Cash, cash equivalents and restricted cash — beginning of period	8,417	11,998
Cash, cash equivalents and restricted cash — end of period	16,043	$ 8,417
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	10	$ 4
Cash paid for taxes	1	2
NONCASH TRANSACTIONS:
Offering costs in accounts payable and accrued expenses at end of period	—	20
Shares of common stock issued at closing of ISI transaction	432	—
Common stock warrants issued to placement agent and included in offering costs related to December 2020 Purchase Agreement	287	—
Common stock warrants issued to placement agent and included in offering costs related to May 2020 Warrant Transaction	215	—
Common stock warrants issued to placement agent and included in offering costs related to July 2020 Warrant Transaction	101	—
Common stock warrants issued to placement agent and included in offering costs related to June 2019 Offering	—	86
Common stock warrants issued to placement agent and included in offering costs related to September 2019 Offering	—	95
Reclassification of common stock warrant liability balance with warrant exercises	—	7,016
Right of use assets obtained in exchange for new operating lease liabilities	331	2,328
Right of use assets obtained through modification of existing lease agreement	4,207	194
Fixed assets acquired with notes payable	37	139
Purchases of fixed assets included in accounts payable and accrued expenses	71	1

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